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                                                                   EXHIBIT 10.10


         [LHS LOGO]

         LHS
         GROUP INC.
         6 Concourse Parkway
         Suite 2700
         Atlanta, GA 30328
         Tel: +(770) 280-3100
         Fax: +(770) 280-3199


         August 31, 1999

         STRICTLY CONFIDENTIAL

         BY FAX TO: (972) 307-7567:
         Mr. Gary D. Cuccio
         2513 Timber Cover Lane
         Plano, Texas 75093

         Dear Mr. Cuccio:

         On behalf of the Board of Directors of LHS Group Inc., I am pleased to present the following offer to succeed me as Chief Executive Officer and President of LHS. As Chief Executive Officer and President you will report to me as Chairman of the Board.

         Upon acceptance of this offer, the following terms will govern your employment with LHS.

         1.       DATE AND TERM OF EMPLOYMENT

         You will assume the position of Chief Executive Officer and President on a mutually agreed date on or after November 1, 1999. Your date of employment will be no later than January 1, 2000.

         Your employment is for no specific term and may be terminated by the company at any time with or without "Cause" (as defined in paragraph 7 below). In the event the company terminates your employment without "Cause," you will be entitled to receive severance benefits pursuant to paragraph 6 below.

         You may terminate your employment for any reason upon six months prior written notice to the company, or such shorter notice period as may be agreed.


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[LHS LOGO]                                                            Mr. Cuccio
                                                                 August 31, 1999
                                                                          Page 2



         2.       SALARY AND BONUS

         Your base salary will be $400,000 per year. You will also be eligible to receive an incentive bonus of up to $400,000 per year in the event the company meets the following two performance goals. If the company meets or exceeds the First Call consensus earnings estimate for each quarter of the year, you will be entitled to a bonus of $200,000. If the company meets or exceeds the quarterly revenue and earnings per share goals included in its annual operational plan, you will be entitled to an additional $200,000.



         3.       STOCK OPTIONS

         You will receive a non-qualified stock option to purchase 1,000,000 shares of the company's common stock. Your option grant will be made and will vest in accordance with the terms and conditions of the LHS Group Inc. 1996 Stock Incentive Plan. In accordance with the terms of the Plan and the company's standard non-qualified option agreement, in the event of a "Change of Control" (as defined in the Plan), your option will become fully exercisable.

         4.       RELOCATION EXPENSES

         You will be reimbursed for relocation expenses of up to $70,000.

         5.       BENEFITS

         You will be eligible to participate in all employee welfare and benefit programs maintained by the company to the same extent as the company's other executive officers.

         6.       SEVERANCE BENEFITS

         In the event the company terminates your employment without "Cause," you will be entitled to receive a lump sum severance payment equal to your then-current base annual salary. The severance payment will be due on your last day of employment.

          7.      TERMINATION FOR "CAUSE"

         Your employment with LHS may be terminated with "Cause" at any time without notice. For purposes of this agreement, "Cause" is defined as
         (i) any conduct by you as an employee of LHS that violates state or federal laws, or company policies and standards of conduct (ii) any dishonesty by you in performance of your duties as an

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[LHS LOGO]                                                            Mr. Cuccio
                                                                 August 31, 1999
                                                                          Page 3


         employee of LHS, including your knowing failure to disclose or stop the dishonesty of others, (iii) any act or omission by you that has the potential of injuring the reputation of LHS. LHS may set off against amounts owed to you any losses LHS sustains as a result of the facts or actions that constitute cause for your termination. If your employment is terminated for Cause, you will not be entitled to severance benefits.

         8.       CONFIDENTIALITY AND COMPLIANCE WITH POLICIES

         In order to protect the company's confidential and proprietary information, prior to your date of employment, you agree to execute the company's standard confidentiality and non-disclosure agreement. You also agree to comply with all LHS policies, work rules and standards of conduct.

         Please confirm your acceptance of the Board's offer by signing this letter and returning it to me.

         Very truly yours,


         /s/ Hartmut Lademacher
         ---------------------------
         Hartmut Lademacher
         Chairman of the Board

         Accepted:


         /S/ Gary D. Cuccio
         ---------------------------
         Gary D. Cuccio

         Date: 9/5/99
              ----------------------
         cc:  Board of Directors

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         [LHS LOGO]
'

         October 6, 1999

         Mr. Gary D. Cuccio
         2513 Timber Cover Lane
         Plano, Texas 75093

         Dear Mr. Cuccio:

         This will confirm that your date of employment as Chief Executive Officer and President will be November 1, 1999.

         Please confirm our agreement concerning your date of employment by signing this letter and returning it to me.

         Very truly yours,

         /s/ Hartmut Lademacher

         Hartmut Lademacher
         Chairman of the Board

         Accepted:


         /s/ Gary D. Cuccio
         ---------------------------
         Gary D. Cuccio

         Date: Oct. 7, 1999

         cc:  Board of Directors